Amended Exhibit B to the Trust for Professional Managers
Fund Administration Servicing Agreement– Convergence

FIFTH AMENDMENT TO THE
FUND ADMINISTRATION SERVICING AGREEMENT

THIS FIFTH AMENDMENT dated as of October 26, 2018, to the Fund Administration Servicing Agreement, dated as of October 23, 2009, as amended January 24, 2013, October 24, 2013, October 22, 2015 and February 16, 2017 (the “Agreement”), is entered into by and between TRUST FOR PROFESSIONAL MANAGERS, a Delaware business trust, (the “Trust”) on behalf of the Convergence Core Plus Fund, the Convergence Opportunities Fund and the Convergence Market Neutral Fund (the “Funds”) and U.S. BANCORP FUND SERVICES, LLC DOING BUSINESS AS U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services” or “USBGFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the name of U.S. Bancorp Fund Services, LLC has been changed to U.S. Bancorp Fund Services, LLC d/b/a U.S. Bancorp Global Fund Services; and

WHEREAS, the Trust and Fund Services desire to amend the fees of the Agreement; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Effective October 1, 2018, Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto; and

all references in the Agreement to USBFS are hereby replaced with Fund Services or USBGFS.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TRUST FOR PROFESSIONAL MANAGERS	U.S. BANCORP FUND SERVICES, LLC DOING BUSINESS AS U.S. BANK GLOBAL FUND SERVICES

By: /s/ John P. Buckel	By: /s/ Anita M. Zagrodnik

Name: John P. Buckel	Name: Anita M. Zagrodnik

Title: President	Title: Senior VP

Amended Exhibit B to the Trust for Professional Managers
Fund Administration Servicing Agreement– Convergence

Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at October, 2018

Annual Fee Based Upon Average Net Assets per Fund Complex*
___ basis points on the first $___
___ basis points on the next $___
___ basis points on the balance
Complex Annual Minimum Fee: $___ per fund
Additional fee of $___ for each additional class and/or for a Controlled Foreign Corporation (CFC)
Additional fee of $___ per manager/sub-advisor per fund
Tax Free Transfer In-Kind Cost Basis Tracking* – $___ per sub-account per year

Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
USBFS Legal Administration (e.g., registration statement update)

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services

Pricing Services

$___ – Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards
$___ – Domestic Corporates, Convertibles, Governments, Agencies, Currency Rates, Mortgage Backed
$___ – CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Convertibles, Governments, Agencies,  Asset Backed, High Yield
$___ – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
$___ – Bank Loans
$___ – Swaptions
$___ – Credit Default Swaps
$___ per Month Manual Security Pricing (>25per day)

Fair Value Services (Charged at the complex level)

$___ per security on the First 100 Securities
$___ per security on the Balance of Securities

Corporate Action and Factor Services (security paydown)

$___ per Foreign Equity Security per Month
$___ per Domestic Equity Security per Month
$___ per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

$___ per security per month for fund administrative data

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

Amended Exhibit B to the Trust for Professional Managers
Fund Administration Servicing Agreement– Convergence

 Fund Administration, Fund Accounting & Portfolio Compliance Services Fee
Schedule (continued) at October, 2018

Miscellaneous Expenses
Including but not limited to, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and CCO team travel related costs to perform due diligence reviews at advisor or sub-advisor facilities.

Additional Services
Available but not included above are the following services – additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), and additional services mutually agreed upon.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Fund Chief Compliance Officer (CCO) Services Annual Fee Schedule at October, 2018

Chief Compliance Officer Annual Fees*

$___ for the first fund
$___ for funds two through five
$___ for more than five funds
$___ per sub-advisor per fund
Per advisor relationship, and subject to change based upon board review and approval.

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.

Advisor’s signature below acknowledges approval of these fee schedules on this Amended Exhibit B.

By:  Convergence Investment Partners, LLC

Name: /s/ Todd Hanson

Title: Managing Partner                     Date: 11/21/2018

Amended Exhibit B to the Trust for Professional Managers
Fund Administration Servicing Agreement– Convergence

Fund Administration & Compliance Portfolio Services
Supplemental Services Fee Schedule at October, 2018

Daily Compliance Services

Base fee – $___ per fund per year
Setup – $___ per fund group

Section 18 Compliance Testing

$___ set up fee per fund complex
$___ per fund per month

Section 15(c) Reporting

▪	$___ per fund per standard reporting package*
▪	Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-	Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-	Performance reporting package: Peer Comparison Report

Equity & Fixed Income Attribution Reporting

Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

BookMark Electronic Board Book Portal

USBFS will establish a central, secure portal for Board materials using a unique client board URL.
Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
Features password-protected, encrypted servers with automatic failover.
Training and ongoing system support.
Accessible from your smart phone or iPad.
Allows multiple users to access materials concurrently.
Searchable archive.
Ability to make personal comments.

Annual Fee per Trust
0 – 10 users – $___
10 – 20 users – $___
20 – 30 users – $___
30 – 40 users – $___

Diligent Boardbooks

▪	Online portal to access board book documents. Each user will receive both online and offline capability access
▪	Minimum fee (includes 1 board, 1 committee and 12 users)
▪	12 users may consist of any combination of Board Members/ Executives and Administrators
▪	Accessing Entities and Individuals	Installation Fee	Annual Fee
Affiliate Package	$___	$___
Additional Boards	$___	$___
Additional Committees/Meeting Groups	$___	$___
Additional Online & Offline Users (Board Members/Execs)	$___	$___
Online and Offline Users (Administrative)	$___	$___

Additional Legal Administration Services

Subsequent new fund launch – $___ per project
Subsequent new share class launch – $___ per project
Multi-managed funds – as negotiated based upon specific requirements
Proxy – as negotiated based upon specific requirements